UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2008

ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is furnished as an amendment (Amendment No. 1) to the Current Report on Form 8-K furnished by Royal Caribbean Cruises Ltd. (the "Company") on July 21, 2008 (the “Original Current Report”) to correct certain information contained therein.

The following is provided pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and Item 7.01 of Form 8-K, “Regulation FD Disclosure.”

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

On July 21, 2008, the Company issued a press release entitled “Royal Caribbean Cruises Ltd. Announces Second Quarter Earnings and Major Cost Savings Initiatives,” which was attached as Exhibit 99.1 to the Original Current Report. The press release included a Consolidated Statements of Cash Flows table, which contained certain inadvertent errors that have been corrected. These corrections had no effect on the Company's financial condition or results of operations. Specifically, for the six months ended June 30, 2008, (i) the entry for “(Decrease) increase in accrued expenses and other liabilities” should read “(15,143)” rather than “(47,122)”; (ii) the entry for “Net cash provided by operating activities” should read “761,431” rather than “729,452”; (iii) the entry for “Dividends Paid” should read “(96,017)” rather than “(64,038)” and (iv) the entry for “Net cash provided by financing activities” should read “482,315” rather than “514,294”. A copy of the corrected Consolidated Statements of Cash Flows table is furnished as Exhibit 99.2 to this report.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Royal Caribbean Cruises Ltd., whether made before or after the filing of this report, regardless of any general incorporation language in the filing, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 - Press release entitled “Royal Caribbean Cruises Ltd. Announces Second Quarter Earnings and Major Cost Savings Initiatives” dated July 21, 2008 (previously furnished).

Exhibit 99.2 - Corrected Consolidated Statements of Cash Flows table for the six months ended June 30, 2008 and June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	July 24, 2008	By:	/s/ Brian J. Rice

			Name:	Brian J. Rice
			Title:	Executive Vice President and Chief Financial Officer